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                                                                     Exhibit 3.2


                       THE COMPANIES LAW (1995 REVISION)
                       ---------------------------------

                           COMPANY LIMITED BY SHARES
                           -------------------------


                            ARTICLES OF ASSOCIATION

                                      OF

                           APEX SILVER MINES LIMITED

(Amended and Re-Stated by Special Resolution dated the 3/rd/ of October, 1997)


The Articles contained or incorporated in Table 'A' in the First Schedule of the Companies Law (1995 Revision) shall not apply to this Company and the following Articles shall comprise the Articles of Association of the Company:-

1.   In these Articles:-

     (a) "Holder" means, in relation to registered shares, the Shareholder whose name is entered in the Register of Members as the holder of those shares and, in the case of shares issued in bearer form, the holder for the time being of the certificate representing the same;

     (b) "Law" means the Companies Law (1995 Revision) of the Cayman Islands and any statutory amendment or modification thereof. Where any provision of the law is referred to, the reference is to that provision as modified by any law for the time being in force. Unless the context otherwise requires, expressions defined in the law or any statutory modification thereof in force at the date at which these Articles become binding on the Company, shall have the meanings so defined;

     (c) "Ordinary Resolution" means a resolution of a general meeting of the Shareholders passed by simple majority vote;

     (d) "Register of Members" means the Register of Members of the Company maintained in accordance with Section 39 of the Law at such place or places as the Directors may from time to time determine;

     (e) "Registered Office" means the registered office of the Company in the Cayman Island, as determined by the Directors from time to time;

     (f) "Secretary" means any person appointed by the Directors to perform any of the duties of the Secretary of the Company;

     (g) "Securities Exchange Act" means the Securities Exchange Act of 1934, as amended, of the United States of America;

     (h) "Shareholder" means a Shareholder of the Company whose name is entered in the Register of Members;


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     (i)  "Special Resolution" means a special resolution of the Company passed in accordance with Section 59 of the Law.


                                    SHARES

2. Subject as herein provided all shares in the capital of the Company for the time being and from time to time unissued shall be under the control of the Directors, and may be allotted or disposed of in such manner, to such persons and on such terms as the Directors in their absolute discretion may think fit.

3. If at any time the share capital is divided into different classes of shares, the rights attached to any class (unless otherwise provided by the terms of issue of the shares of that class) may be varied with the consent in writing of the holders of two-thirds of the issued shares of that class, or with the sanction of a special resolution passed at a separate general meeting of the holders of the shares of the class. To every such separate general meeting the provisions of these Articles relating to general meetings shall mutatis mutandis apply, but so that the necessary quorum shall be one person at least holding or representing by proxy one-third of the issued shares of the class and that any holder of shares of the class present in person or by proxy may demand a vote.

                              SHARE CERTIFICATES

4. No Share may be issued other than as fully paid and the Company shall decline to allot Shares to satisfy any application unless cleared funds in full payment of the Shares to which an application relates have been received by the Company by close of business in such place on such date as may be determined by the Directors.

5. Every person whose name is entered as a Shareholder in the Register of Members shall, without payment, be entitled to a certificate under the seal of the Company specifying the share or shares held by him and the amount paid up thereon, provided that in respect of a share or shares held jointly by several persons the Company shall not be bound to issue more than one certificate, and delivery of a certificate for a share to one of several joint holders shall be sufficient delivery to all.

6. If a share certificate is defaced, lost or destroyed it may be renewed on such terms, if any, as to evidence and indemnity as the Directors think fit.


                               FRACTIONAL SHARES

7. The Directors may issue fractions of a share of any class of shares, and, if so issued, a fraction of a share shall be subject to and carry the corresponding fraction of liabilities (whether with respect to nominal or par value, premium, contribution, calls or otherwise howsoever), limitations, preferences, privileges, qualifications, restrictions, rights (including, without prejudice to the foregoing generality, voting and participation rights) and other attributes of a whole share of the same class of shares. If more than one fraction of a share of the same class is issued to or acquired by the same Shareholder such fractions shall be accumulated. For the avoidance of doubt it is hereby declared that in these Articles the expression "share" shall include a fraction of a share.


                              TRANSFER OF SHARES

8. The instrument of transfer of any share shall be executed by or on behalf of the transferor and if so required by the Directors shall also be executed on behalf of the transferee and the transferor shall be deemed to remain a holder of the share until the name of the transferee is entered in the Register of Members in respect thereof. Transfers of shares shall be made on only by the registered holder thereof, or by such holder's attorney thereunto authorized by power of attorney filed with the Secretary or any transfer agent. The Company shall be entitled to recognize the exclusive right of a person registered in the Register of Members as the owner of shares to receive dividends, and to vote as such owner.


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9.   The following provisions shall apply to all shares:-

     (a) Shares shall be transferred in any usual or common form approved by the Directors or failing such determination in the following form:

          "I [TRANSFEROR] for good and valuable consideration received by me from [TRANSFEREE] do hereby transfer to the said [TRANSFEREE] the [
          ] share(s) standing in my name in the Register of APEX SILVER MINES LIMITED to hold unto the said [TRANSFEREE] his executors, administrators and assigns, subject to the several conditions on which I held the same at the time of the execution hereof: and I, the said [TRANSFEROR] do hereby consent that my name remain on the Register of the said Company until such time as the said Company may enter the transferee's name thereon; And I the said [TRANSFEREE] do hereby agree to take the said share(s) subject to the same conditions.

          As witness our hands

          Signed by the said [TRANSFEROR]
          on the         day of          [199_]
          in the presence of:

            _________________________    _________________________
                   Witness                      Transferor

          Signed by the said  [TRANSFEREE]
          on the         day of          [199_]
          in the presence of:

            _________________________    _________________________
                   Witness                      Transferor

     (b) The Directors may decline to recognize any instrument of transfer unless the instrument of transfer is accompanied by the certificate of the shares to which it relates, and such other evidence as the Directors may reasonably require to show the right of the transferor to make the transfer.

     (c) The legal personal representative of a deceased sole holder of a share shall be the only person recognized by the Company as having any title to the share. In the case of a share registered in the name of two or more holders, the survivors or survivor, or the legal personal representatives of the deceased survivor, shall be the only person recognized by the Company as having any title to the share.

     (d) Any person becoming entitled to a share in consequence of the death or bankruptcy of a Shareholder shall upon such evidence being produced as may from time to time be properly required by the Directors, have the right either to be registered as a Shareholder in respect of the share or, instead of being registered himself, to make such transfer of the share as the deceased or bankrupt person could have made; but the Directors shall, in either case, have the same right to decline or suspend registration as they would have had

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          in the case of a transfer of the share by the deceased or bankrupt person before the death or bankruptcy.

     (e) A person becoming entitled to a share by reason of the death or bankruptcy of the holder shall be entitled to the same dividends and other advantages to which he would be entitled if he were the registered holder of the share, except that he shall not, before being registered as a Shareholder in respect of the share, be entitled in respect of it to exercise any right conferred by Shareholdership in relation to meetings of the Company.


                             ALTERATION OF CAPITAL

10. The Company may from time to time by Ordinary Resolution increase the share capital by such sum, to be divided into shares of such amount, as the resolution shall prescribe.

11. The new shares shall be subject to the same provisions with reference to the payment of calls, lien, transfer, transmission, forfeiture and otherwise as the shares in the original share capital.

12.  The Company may by Ordinary Resolution:-

     (a) consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

     (b) sub-divide its existing shares, or any of them into shares of smaller amount than is fixed by the Memorandum of Association, subject nevertheless to the provisions of Section 12 of the Law;

     (c) cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person.

13. The Company may by Special Resolution reduce its share capital and any capital redemption reserve in any manner authorized by law.


                     REDEMPTION AND PURCHASE OF OWN SHARES

14.  (a)  Subject to the provisions of the Law, the Company may

          (i) issue shares which are to be redeemed or are liable to be redeemed at the option of the Company or the holder;

          (ii)   purchase its own shares (including any redeemable shares); and

          (iii) make a payment in respect of the redemption or purchase of its own shares otherwise than out of profits or the proceeds of a fresh issue of shares.

     (b) A share which is liable to be redeemed may be redeemed by either the Company or the Holder giving to the other not less than thirty days notice in writing of the intention to redeem such shares specifying the date of such redemption which must be a day on which banks in the Cayman Islands are open for business.

     (c) The amount payable on such redemption on each share so redeemed shall be the amount determined by the Directors as being the fair value thereof as between a willing buyer and a willing seller.

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     (d)  Any share in respect of which notice of redemption has been given shall not be entitled to participate in the profits of the Company in respect of the period after the date specified as the date of redemption in the notice of redemption.

     (e) The redemption or purchase of any share shall not be deemed to give rise to the redemption or purchase of any other share.

     (f) At the date specified in the notice of redemption or purchase, the holder of the shares being redeemed or purchased shall be bound to deliver up to the Company at its registered office the certificate thereof for cancellation and thereupon the Company shall pay to him the redemption or purchase monies in respect thereof.

     (g) The Directors may when making payments in respect of redemption or purchase of shares in accordance with the provisions of this , if authorized by the terms of issue of the shares being redeemed or purchased or with the agreement of the holder of such shares, make such payment either in cash or in specie.


               CLOSING REGISTER OF MEMBERS OF FIXING RECORD DATE
15. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make the determination of Shareholders for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members.

16. In lieu of or apart from closing the Register of Members, the Board may fix in advance a date as the record date for any such determination of Shareholders entitled to notice of or to vote at a meeting of the Shareholderss, and for the purpose of determining the Shareholders entitled to receive payment of any dividend, the Board may fix a subsequent date no later than the date of payment as the record date for such dividend.

17. If the Register of Members is not so closed and no record date is fixed for the determination of Shareholders entitled to notice of or to vote at a meeting of Shareholders or Shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board declaring such dividend is adopted, as the case may be, shall be the record date for such determination of Shareholders. When a determination for Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this Article, such determination shall apply to any adjournment thereof. For the purpose of determining Shareholders entitled to notice of or to vote at any meeting of Shareholders or any adjournment thereof, or Shareholders entitled to receive payment of any dividend, or in order to make the determination of Shareholders for any other proper purpose, the Directors may provide that the Register of Members shall be closed for transfers for a stated period but not to exceed in any case forty days. If the Register of Members shall be so closed for the purpose of determining Shareholders entitled to notice of or to vote at a meeting of Shareholders such register shall be so closed for at least ten days immediately preceding such meeting and the record date for such determination shall be the date of the closure of the Register of Members


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                               GENERAL MEETINGS

18. (a) The Directors may, whenever they think fit, convene a general meeting of the Company.

     (b) Except as otherwise required by law, and subject to the terms of any class or series of shares issued by the Company having a preference over the ordinary shares as to dividends or upon liquidation, or to elect directors, general meetings may also be convened upon the written request of Shareholders holding a majority of the outstanding ordinary shares generally entitled to vote. General meetings shall also be convened on the written requisition of any two Shareholders of the Company deposited at the Registered Office of the Company specifying the objects of the meeting and signed by the requisitionists, and if the Directors do not within twenty-one days from the date of deposit of the requisition proceed duly to convene the meeting, the requisitionists themselves may convene the general meeting in the same manner, as nearly as possible, as that in which meetings may be convened by the Directors, and all reasonable expenses incurred by the requisitionists as a result of the failure of the Directors shall be reimbursed to them by the Company.


                          NOTICE OF GENERAL MEETINGS

19. Subject to the provisions of Section 59 of the Law relating to Special Resolutions, seven days' notice at the least counting from the date service is deemed to take place as provided in these Articles specifying the place, the day and the hour of the meeting and, in case of special business, the general nature of that business, shall be given in manner hereinafter provided or in such other manner (if any) as may be prescribed by the Company in general meeting to such persons as are, under the Articles of the Company, entitled to receive such notices from the Company; but with the consent of all the Shareholders entitled to receive notice of some particular meeting, that meeting may be convened by such shorter notice or without notice and in such manner as those Shareholders may think fit.

20. The accidental omission to give notice of a meeting to or the non-receipt of a notice of a meeting by any Shareholder shall not invalidate the proceedings at any meeting.


                        PROCEEDINGS AT GENERAL MEETINGS

21. All business carried out at a general meeting shall be deemed special with the exception of sanctioning a dividend, the consideration of the accounts, balance sheets, and ordinary report of the Directors and auditors, and the appointment and removal of Directors and the fixing of the remuneration of the auditors. No special business shall be transacted at any general meeting without the consent of all Shareholders entitled to receive notice of that meeting unless notice of such special business has been given in the notice convening that meeting.

22. No business shall be transacted at any general meeting unless a quorum of Shareholders is present at the time when the meeting proceeds to business; save as herein otherwise provided one or more Shareholders holding at least a majority in number of the issued shares of the Company present in person or by proxy shall be a quorum.

23. If within half an hour from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of Shareholders, shall be dissolved; in any other case it shall stand adjourned to the same day in the next week, at the same time and place, and if at the adjourned meeting a quorum is not present within half an hour from the time appointed for the meeting the Shareholder or Shareholders present shall be a quorum.

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24.  The Chairman, if any, of the Board of Directors, or an Director designated by the Board of Directors, shall preside as Chairman at every general meeting of the Company.

25. If there is no such Chairman, or if at any meeting he is not present within one hour after the time appointed for holding the meeting or is unwilling to act as Chairman, and the Board of Directors shall not elect someone to act as Chairman, the Shareholders present shall choose one of their number to be Chairman.

26. The Chairman may with the consent of any meeting at which a quorum is present (and shall if so directed by the meeting) adjourn a meeting from time to time and from place to place, but no business shall be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place. When a meeting is adjourned for ten days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. Save as aforesaid it shall not be necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

27. At any general meeting a resolution put to the vote of the meeting shall be decided by Ordinary Resolution unless required by Law or these Articles to be decided by Special Resolution.

28. Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to nominate persons for election as Directors at any general meeting duly called for the election of Directors, written notice of such Shareholder's intent to make such a nomination must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Shareholders, sixty days in advance of the anniversary date of the immediately preceding annual general meeting, and
     (ii) with respect to an extraordinary general or special meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to Shareholders. Each such notice shall set forth (i) the name and address, as it appears in the Register of Shareholder, of the Shareholder who intends to make the nomination and of the person or persons to be nominated, (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice, (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder, (iv) a description of all arrangements or understandings between the Shareholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by the Shareholder, (v) such other information regarding each nominee proposed by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, whether or not the Company is then subject to such Regulation and (vi) the consent of each nominee to serve as a Director. The Chairman of the annual general meeting or extraordinary general or special meeting shall, if the facts warrant, refuse to acknowledge a nomination not made in compliance with the foregoing procedure, and any such nomination not properly brought before the meeting shall not be considered.

29. Subject to the terms of any class or series of shares issued by the Company, if a Shareholder desires to submit a proposal for consideration by the Shareholders at any general or special meeting, written notice of such Shareholder's intent to submit such a proposal must be given and received by the Secretary of the Company at the principal executive offices of the Company not later than (i) with respect to an annual general meeting of Shareholders, sixty days in advance of the anniversary date of the immediately preceding annual general meeting, and (ii) with respect to an extraordinary general or special meeting, the close of business on the tenth day following the date on which notice of such meeting is first sent or given to Shareholders. Each such notice shall set forth (i) the name


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     and address, as it appears in the Register of Shareholder, of the
     Shareholder who intends to submit such proposal, (ii) a representation that the Shareholder is a holder of record of shares of the Company entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to submit such proposal, (iii) the class and number of shares of the Company which are beneficially owned by the Shareholder, (iv) such other information regarding each proposal submitted by such Shareholder as would be required to be included in a proxy statement filed pursuant to Regulation 14A under the Securities Exchange Act of 1934, whether or not the Company is then subject to such Regulation and (vi) the consent of each nominee to serve as a Director. The Chairman of the annual general meeting or extraordinary general or special meeting shall, if the facts warrant, refuse to acknowledge a proposal not made in compliance with the foregoing procedure, and any such proposal not properly brought before the meeting shall not be considered.

30. A vote demanded on the election of a Chairman or on a question of adjournment shall be taken forthwith. A vote demanded on any other question shall be taken at such time as the Chairman of the meeting directs.


                             VOTES OF SHAREHOLDERS

31. Subject to the terms of any class or series of shares issued by the Company,on a vote every Shareholder and every person representing a Shareholder by proxy shall have one vote for each share of which he or the person represented by proxy is the holder.

32. In the case of joint holders the vote of the senior who tenders a vote whether in person or by proxy shall be accepted to the exclusion of the votes of the joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register of Members.

33. A Shareholder of unsound mind, or in respect of whom an order has been made by any court having jurisdiction in lunacy, may vote by his committee, or other person in the nature of a committee appointed by that court, and any such committee or other person, may vote by proxy.

34. No Shareholder shall be entitled to vote at any general meeting unless he is registered as a Shareholder of the Company on the record date for such meeting or holds a valid proxy of such a Shareholder and unless all sums presently payable by him in respect of shares in the Company have been paid.

35.  Votes may be given either personally or by proxy.

36. The instrument appointing a proxy shall be in writing under the hand of the appointor or of his attorney duly authorized in writing or, if the appointor is a corporation, either under seal or under the hand of an officer or attorney duly authorized. A proxy need not be a Shareholder of the Company.

37. An instrument appointing a proxy may be in any form approved by the Directors, or failing any such approval by the Directors, shall be in the following form:-


                           APEX SILVER MINES LIMITED

          I/We the undersigned being a Shareholder in the above Company HEREBY APPOINT [ ] whom failing [ ] to be my proxy and on my/our behalf to attend, vote at and do all acts and things which I/We could personally have done at a meeting of Shareholders of the said Company to be held at the Registered Office

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          of the Company on the day of [199_] and at all continuations and adjournments thereof.

            Date:____________________       ________________________
                                            Signature of Shareholder

38. The instrument appointing a proxy shall be deemed to confer authority to demand or join in demanding a vote.

39. A resolution in writing signed by all of the Shareholders for the time being entitled to receive notice of and to attend and vote at general meetings (or being corporations by their duly authorized representatives) shall be as valid and effective as if the same had been passed at a general meeting of the Company duly convened and held.


              CORPORATIONS ACTING BY REPRESENTATIVES AT MEETINGS

40. Any corporation which is a Shareholder or a Director of the Company may by resolution of its directors or other governing body authorize such person as it thinks fit to act as its representative at any meeting of the Company or of any class of Shareholders of the Company or of the Board of Directors of the Company or of a Committee of Directors, and the person so authorized shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were an individual Shareholder or Director of the Company.


                                   DIRECTORS

41. (a) The Board of Directors shall consist of not less than five nor more than twenty-one persons. Subject to Article 41(c), the Board of Directors shall have the exclusive power and right to set the exact number of Directors within that range from time to time by resolution adopted by the vote of a majority of the whole Board of Directors. Until the Board of Directors adopts such a resolution, the exact number of Directors shall be nine.

     (b) The Directors shall be divided into three classes of equal size, designated as Class I, Class II and Class III, each class to be comprised of at least three Directors; provided, however, if the total number of Directors is 5, 7, 8, 10, 11, 13, 14, 16, 17, 19 or 20, one Class may have one fewer or one more Director than the other two Classes. The Board of Directors shall make the subsequent appointments of individual Directors to particular Classes. The Directors initially appointed to Class I will hold office for a term expiring at the 1998 annual general meeting of Shareholders; the Directors initially appointed to Class II will hold office for a term expiring at the 1999 annual general meeting of Shareholders; and the Directors initially appointed to Class III will hold office for a term expiring at the 2000 annual general meeting of Shareholders. At each annual general meeting of Shareholders, the successors of the class of Directors whose terms expire at that meeting shall be of the same class as the Directors they succeed and shall be elected for three-year terms.

     (c) Unless for cause, no resolution of the Board of Directors may be adopted if its effect would be to remove from office, or shorten the term of, any incumbent Director.

     (d) A Director shall hold office until the annual general meeting for the year in which his term expires and until his successor shall be elected and shall qualify, subject, however, to prior death, resignation, retirement or removal from office. Any newly created directorship resulting from an increase in the number of Directors and any other vacancy on the Board of Directors, however


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     caused, may be filled by a majority of the Directors then in office, although less than a quorum, or by a sole remaining Director. Any Director elected by the Board of Directors to fill a vacancy shall hold office until the annual general meeting of Shareholders for the year in which the term of the Director vacating office expires and until his successor shall have been elected and qualified. Any newly created directorship resulting from an increase in the number of Directors may be created in any class of Directors that the Board of Directors may determine, and any Director elected to fill the newly created vacancy shall hold office until the term of office of such class expires.

     (e) One or more or all of the Directors of the Company may be removed with or without cause only by the affirmative vote of the holders of a majority representing eighty (80%) in value of the outstanding shares generally entitled to vote, voting together as a single class, at a meeting of Shareholders for which proper notice of the proposed removal has been given.

42. The Board of Directors shall have the authority to fix the compensation of Directors, which may include their expenses, if any, of attendance at each meeting of the Board of Directors or of a committee.

43. A Director may hold any other office or place of profit under the Company in conjunction with his office of Director for such period and on such terms as to remuneration and otherwise as the Board of Directors may determine.

44. A Director may act by himself or his firm in a professional capacity for the Company and he or his firm shall be entitled to remuneration for professional services as if he were not a Director. No share ownership qualification for Directors shall be required.

45. A Director of the Company may be or become a Director or other officer of or otherwise interested in any company promoted by the Company or in which the Company may be interested as Shareholder or otherwise and no such Director shall be accountable to the Company for any remuneration or other benefits received by him as a director or officer of, or from his interest in, such other company.

46. No person shall be disqualified from the office of Director or prevented by such office from contracting with the Company, either as vendor, purchaser or otherwise, nor shall any such contract or any contract or transaction entered into by or on behalf of the Company in which any Director shall be in any way interested or be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or transaction by reason of such Director holding office or of the fiduciary relation thereby established. A Director shall be at liberty to vote in respect of any contract or transaction in which he is so interested as aforesaid; provided, however, that the nature of the interest of any Director in any such contract or transaction shall be disclosed by him at or prior to its consideration and any vote thereon.

47. A general notice that a Director is an officer, director or Shareholder of any specified firm or company and is to be regarded as interested in any transaction with such firm or company shall be sufficient disclosure under
     Article 46 and after such general notice it shall not be necessary to give special notice relating to any particular transaction.


                              ALTERNATE DIRECTOR

48. Any Director may in writing appoint another person to be his alternate to act in his place at any meeting of the Directors at which he is unable to be present. Every such alternate shall be entitled to notice of meetings of the Directors and to attend and vote thereat as a Director when the person appointing him is not personally present and where he is a Director to have a separate vote on behalf of the Director he is representing in addition to his own vote. A Director may at any time in writing revoke the appointment of an alternate appointed by him. Such alternate shall not be an officer of the Company and shall be deemed to be the agent of the Director appointing him. The remuneration of such alternate shall be payable out of the remuneration of the Director appointing him and the proportion thereof shall be agreed between them.

49. Any Director may appoint any person, whether or not a Director of the company, to be the proxy of that Director to attend and vote on his behalf, in accordance with instructions given by that Director, or in the absence of such instructions at the discretion of the proxy, at a meeting or meetings of the Directors which that Director is unable to attend personally. The instrument appointing the proxy shall be in writing under the hand of the appointing Director and shall be in the form printed below or any other form approved by the Directors, and must be lodged with the Chairman of the meeting of the Directors at which such proxy is to be used, or first used, prior to the commencement of the meeting:-


                           APEX SILVER MINES LIMITED

          I the undersigned being a Director of the above Company HEREBY
          APPOINT [    ] when failing [    ] to be my Proxy and on my
          behalf to attend, vote at and to do all acts and things which I could personally have done at a meeting of Directors of the said Company to be held on the day of [199_] and all continuations and adjournments thereof.

               Date:____________________      ________________________
                                              Signature of Director


                        POWERS AND DUTIES OF DIRECTORS

50. The business of the Company shall be managed by the Directors, who may pay all expenses incurred in getting up and registering the Company and may exercise all such powers of the Company as are not, by the Law or these Articles, required to be exercised by the Company in general meeting, subject, nevertheless, to any regulation of these Articles, to the provisions of the Law, and to such Articles, being not inconsistent with the aforesaid Articles, or provisions as may be prescribed by the Company in general meeting; but no Article made by the Company in general meeting shall invalidate any prior act of the Directors which would have been valid if that Article had not been made.

51. The Directors may from time to time appoint any person, whether or not a director of the Company to hold such office in the Company as the Directors may think necessary for the administration of the Company, including without prejudice to the foregoing generality, the office of President, one or more Vice-Presidents, Treasurer, Assistant Treasurer, Manager or Controller, and for such term and at such remuneration (whether by way of salary or commission or participation in profits or partly in one way and partly in another), and with such powers and duties as the Directors may think fit. The Directors may also appoint one or more of their number to the office of Managing Director upon like terms, but any such appointment shall ipso facto determine if any Managing Director ceases from any cause to be a Director, or if the Company in general meeting resolves that his tenure of office be terminated.

52. The Directors shall appoint the Company Secretary (and if need be an Assistant Secretary or Assistant Secretaries) who shall hold office for such term, at such remuneration and upon such conditions and with such powers as they think fit. Any Secretary or Assistant Secretary so appointed by the Directors may be removed by the Directors.

53. The Directors may delegate any of their powers to committees consisting of such Shareholder or Shareholders of their body as they think fit; any committee so formed shall in the exercise of the powers so delegated conform to any Articles that may be imposed on it by the Directors.

54.  The Directors may from time to time and at any time:

     (a) by power of attorney appoint any company, firm or person or body of persons, whether nominated directly or indirectly by the Directors, to be the attorney or attorneys of the Company for such purposes and with such powers, authorities and discretion (not exceeding those vested in or exercisable by the Directors under these Articles) and for such period and subject to such conditions as they may think fit, and any such power of attorney may contain such provisions for the protection and convenience of persons dealing with any such attorney as the Directors may think fit, and may also authorize any such attorney to delegate all or any of the powers, authorities and discretion vested in him.

     (b) provide for the management of the affairs of the Company in such manner as they shall think fit and the provisions contained in the three next following paragraphs shall be without prejudice to the general powers conferred by this paragraph.

     (c) establish any committees, local boards or agencies for managing any of the affairs of the Company and may appoint any persons to be Shareholders of such committees or local boards and may appoint any managers or agents of the Company and may fix the remuneration of any of the aforesaid.

     (d) delegate to any such committee, local board, manager or agent any of the powers. authorities and discretion for the time being vested in the Directors and may authorize the Shareholders for the time being of any such local board, or any of them to fill up any vacancies therein and to act notwithstanding vacancies and any such appointment or delegation may be made on such terms and subject to such conditions as the Directors may think fit and the Directors may at any time remove any person so appointed and may annul or vary any such delegation, but no person dealing in good faith and without notice of any such annulment or variation shall be affected thereby.

     Any such delegates as aforesaid may be authorized by the Directors to subdelegate all or any of the powers, authorities, and discretion for the time being vested to them.

                         BORROWING POWERS OF DIRECTORS

55. The Directors may exercise all the powers of the Company to borrow money and to mortgage or charge its undertaking, property and uncalled capital or any part thereof, to issue debentures, debenture stock and other securities whenever money is borrowed or as security for any debt, liability or obligation of the Company or of any third party.


                                   THE SEAL

56. (a) The Seal of the Company shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of the Seal and if given after may be in general form confirming a number of affixings of the Seal. The Seal shall be affixed in the presence of a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose and every person as aforesaid shall sign every instrument to which the Seal of the Company is so affixed in their presence.

     (b) The Company may maintain a facsimile of its Seal in such countries or places as the Directors may appoint and such facsimile Seal shall not be affixed to any instrument except by the authority of a resolution of the Board of Directors provided always that such authority may be given prior to or after the affixing of such facsimile Seal and if given after may be in general form confirming a number of affixings of such facsimile Seal. The facsimile Seal shall be affixed in the presence of such person or persons as the Directors shall for this purpose appoint and such person or persons as aforesaid shall sign every instrument to which the facsimile Seal of the Company is so affixed in their presence and such affixing of the facsimile Seal and signing as aforesaid shall have the same meaning and effect as if the Company Seal had been affixed in the presence of and the instrument signed by a Director or the Secretary (or an Assistant Secretary) of the Company or in the presence of any one or more persons as the Directors may appoint for the purpose.

     (c) Notwithstanding the foregoing, the Secretary or any Assistant Secretary shall have the authority to affix the Seal, or the facsimile Seal, to any instrument for the purposes of attesting authenticity of the matter contained therein but which does not create any obligation binding on the Company.


                         DISQUALIFICATION OF DIRECTORS

57.  The office of Director shall be vacated, if the Director:-

     (a) becomes bankrupt or makes any arrangement or composition with his creditors;

     (b)  is found to be or becomes of unsound mind; or

     (c)  resigns his office by notice in writing to the Company.


                           PROCEEDINGS OF DIRECTORS

58. The Directors may meet together (either within or without the Cayman Islands) for the despatch of business, adjourn, and otherwise regulate their meetings and proceedings as they think fit. Questions arising at any meeting shall be decided by a majority of votes. Any two Directors or the Chariman may, and the Secretary or Assistant Secretary on the requisition of such persons shall, at any time summon a meeting of the Directors.

59. At least one meeting to the Board of Directors shall be held in the Cayman Islands in each calendar year.

60. A Director or Directors may participate in any meeting of the Board, or of any committee appointed by the Board of which such Director or Directors are Shareholders, by means of telephone or similar communication equipment by way of which all persons participating in such meeting can hear each other and such participation shall be deemed to constitute presence in person at the meeting.

61. The quorum necessary for the transaction of the business of the Directors may be fixed by the Directors, and unless so fixed, if there be more than two Directors shall be a majority of Directors, and if there be two or less Directors shall be one. A director represented by proxy or by an Alternate Director at any meeting shall be deemed to be present for the purposes of determining whether or not a quorum is present.

62. A Director who is in any way, whether directly or indirectly, interested in a contract or proposed contract with the Company shall declare the nature of his interest at a meeting of the Directors. A general notice given to the Directors by any Director to the effect that he is a Shareholder of any specified company or firm and is to be regarded as interested in any contract which may thereafter be made with that company or firm shall be deemed a sufficient declaration of interest in regard to any contract so made. A Director may vote in respect of any contract or proposed contract or arrangement notwithstanding that he may be interested therein and if he does so his vote shall be counted and he may be counted in the quorum at any meeting of the Directors at which any such contract or proposed contract or arrangement shall come before the meeting for consideration.

63. A Director may hold any other office or place of profit under the Company (other than the office of auditor) in conjunction with his office of Director for such period and on such terms (as to remuneration and otherwise) as the Directors may determine and no Director or intending Director shall be disqualified by his office from contracting with the Company either with regard to his tenure of any such other office or place of profit or as vendor, purchaser or otherwise, nor shall any such contract or arrangement entered into by or on behalf of the Company in which any Director is in any way interested, be liable to be avoided, nor shall any Director so contracting or being so interested be liable to account to the Company for any profit realized by any such contract or arrangement by reason of such Director holding that office or of the fiduciary relation thereby established. A Director, notwithstanding his interest, may be counted in the quorum present at any meeting whereat he or any other Director is appointed to hold any such office or place of profit under the Company or whereat the terms of any such appointment are arranged and he may vote on any such appointment or arrangement.

64. Any Director may act by himself or his firm in a professional capacity for the Company, and he or his firm shall be entitled to remuneration for professional services as if he were not a Director; provided that nothing herein contained shall authorize a Director or his firm to act as auditor to the Company.

65. The Directors shall cause minutes to be made in books or loose-leaf folders provided for the purpose of recording:

     (a)  all appointments of officers made by the Directors;

     (b) the names of the Directors present at each meeting of the Directors and of any committee of the Directors;

     (c) all resolutions and proceedings at all meetings of the Company, and of the Directors and of committees of Directors.

66. When the Chairman and Secretary of a meeting of the Directors sign the minutes of such meeting the same shall be deemed to have been duly held notwithstanding that all the Directors have not actually come together or that there may have been a technical defect in the proceedings.

67. A resolution signed by all the Directors shall be as valid and effectual as if it had been passed at a Meeting of the Directors duly called and constituted. When signed a resolution may consist of several documents each signed by one or more of the Directors.

68. The continuing Directors may act notwithstanding any vacancy in their body but if and so long as their number is reduced below the number fixed by or pursuant to these Articles as the necessary quorum of Directors, the continuing Directors may act for the purpose of increasing the number, or of summoning a general meeting of the Company, but for no other purpose.

69. The Directors may elect a Chairman of their meetings and determine the period for which he is to hold office; but if no such Chairman is elected, or if at any meeting the Chairman is not present within one hour after the time appointed for holding the same, the Directors present may choose one of their number to be Chairman of the meeting.

70. A committee appointed by the Directors may elect a Chairman of its meetings; if no such Chairman is elected, or if at any meeting the Chairman is not present within five minutes after the time appointed for holding the same, the Shareholders present may choose one of their number to be Chairman of the meeting.

71. A committee appointed by the Directors may meet and adjourn as it thinks proper. Questions arising at any meeting shall be determined by a majority of votes of the committee Shareholders present.

72. All acts done by any meeting of the Directors or of a committee of Directors, or by any person acting as a Director, shall notwithstanding that it be afterwards discovered that there was some defect in the appointment of any such Director or person acting as aforesaid, or that they or any of them were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a Director.


                                   DIVIDENDS

73. Subject to Law, the Board of Directors may from time to time declare dividends on shares of the Company outstanding and authorize payment of the same out of the profits of the Company (realized or unrealized), share premium account, or any other account permitted by Law, and may from time to time pay to the Shareholders such interim dividends, as appears to the Board of Directors to be appropriate.

74. The Board of Directors may declare that any dividend be paid wholly or partly by the distribution of shares or other securities of the Company and/or specific assets and in particular of paid up shares, debentures, or debenture stock of any other company or in any one or more of such ways and where any difficulty arises in regard to such distribution, the Board of Directors may settle the same as it deems expedient and in particular may issue fractional shares and fix the value for distribution of such specific assets or any party thereof and may determine that cash payments shall be made to any Shareholder upon the basis of the value so fixed in order to adjust the rights of all Shareholders and may vest any such specific assets in trustees as may seem expedient to the Board of Directors.

75. No dividend shall bear interest against the Company unless expressly authorized by the Board of Directors.


                                   ACCOUNTS

76. The books of account relating to the Company's affairs shall be kept in such manner as may be determined from time to time by the Directors.

77. The books of account shall be kept at the Registered Office of the Company, or at such other place or places as the Directors think fit, and shall always be open to the inspection of the Directors.

78. The Directors shall from time to time determine whether and to what extent and at what times and places and under what conditions or Articles the accounts and books of the Company or any of them shall be open to the inspection of Shareholders not being Directors, and no Shareholder (not being a Director) shall have any right of inspecting any account or book or document of the Company except as conferred by Law or authorized by the Directors or by the Company in general meeting.

                           CAPITALIZATION OF PROFITS

79. The Company may upon the recommendation of the Directors resolve that it is desirable to capitalise any part of the amount for the time being standing to the credit of any of the Company's reserve accounts or to the credit of the profit and loss account or otherwise available for distribution, and accordingly that such sum be set free for distribution amongst the Shareholders who would have been entitled thereto if distributed by way of dividend and in the same proportions on condition that the same be not paid in cash but be applied either in or towards paying up any amounts for the time being unpaid on any shares held by such Shareholders respectively or paying up in full unissued shares or debentures of the Company to be allotted and distributed credited as fully paid up to and amongst such Shareholders in the proportion aforesaid, or partly in the one way and partly in the other, and the Directors shall give effect to such resolution; Provided always that a share premium account and capital redemption reserve may only be applied in accordance with the provisions of the Law.

80. Whenever such a resolution as aforesaid shall have been passed the Directors shall make all appropriations and applications of the undivided profits resolved to be capitalised thereby, and all allotments and issues of fully paid shares or debentures, if any, and generally shall do all acts and things required to give effect thereto, with full power to the Directors to make such provision by payment in cash or otherwise as they think fit for the case of shares or debentures becoming distributable in fractions.


                                    NOTICES

81. A notice may be given by the Company or by the persons entitled to give notice to any Shareholder personally by sending it by post, air courier, cable, facsimile transmission or telex to him to the address as shown in the Register. Any such notice shall be deemed to have beenb effected on the date the letter containing the same is posted as aforesaid, or sent by air courier, cable, facsimile transmission or telex.

82. A notice may be given by the Company to the joint holders of a share by giving the notice to the joint holder named first in the Register of Members in respect of the share.

83. A notice may be given by the Company to the persons entitled to a share in consequence of the death or bankruptcy of a Shareholder by sending it through the post in a prepaid letter addressed to them by name, or by the title of representatives of the deceased, or trustee of the bankrupt, or by any like description at the address, if any, supplied for the purpose by the persons claiming to be so entitled, or (until such address has been so supplied) by giving the notice in any manner in which the same might have been given if the death or bankruptcy had not occurred.

84. Notice of every general meeting shall be given in some manner hereinbefore authorized to:-

     (a) all Shareholders who have supplied to the Company an address for the giving of notices to them; and

     (b) every person entitled to a share in consequence of the death or bankruptcy of a Shareholder, who but for his death or bankruptcy would be entitled to receive notice of the meeting.

     No other person shall be entitled to receive notices of general meetings.


                                   INDEMNITY

85. (a) Every Director (including for the purposes of this Article any Alternate Director appointed pursuant to the provisions of these Articles), Managing Director, Secretary, Assistant Secretary, and, at the discretion of the Board of Directors, other officer, consultant, employee or agent, for the time being and from time to time of the Company and the personal representatives of the same shall be indemnified and secured harmless out of the assets and funds of the Company against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by him in or about the conduct of the Company's business or affairs or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by him in defending (whether successfully or otherwise) any civil proceedings concerning the Company or its affairs in any court whether in the Cayman Islands or elsewhere, provided, that no indemnification shall be available in the case of wilful default or fraud.

     (b) No such Director, Alternate Director, Managing Director, agent, Secretary, Assistant Secretary or other officer of the Company shall be liable (i) for the acts, receipts, neglects, defaults or omissions of any other such director or officer or agent of the Company or (ii) by reason of his having joined in any receipt for money not received by him personally or (iii) for any loss on account of defect of title to any property of the Company or (iv) on account of the insufficiency of any security in or upon which any money of the Company shall be invested or (v) for any loss incurred through any bank, broker or other agent or (vi) for any loss occasioned by any negligence, default, breach of duty, breach of trust, error of judgement or oversight on his part or (vii) for any loss, damage or misfortune whatsoever which may happen in or arise from the execution or discharge of the duties, powers authorities, or discretions of his office or in relation thereto, unless the same shall happen through his own dishonesty.

     (c) The Board of Directors may authorize the Company to purchase and maintain insurance on behalf of any person described in Section 83(a), against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as suche, whether or not the Company would have the power to indemnify him against such liability under the provisions of this Article 85.


                           NON-RECOGNITION OF TRUSTS

86. No person shall be recognized by the Company as holding any shares upon any trust and the Company shall not be bound by or be compelled in any way to recognize (even when having notice thereof) any equitable, contingent, future or partial interest in any of its shares or any other rights in respect thereof except an absolute right to the entirety thereof in each Shareholder registered in the Company's Register of Members.


                                  WINDING UP

87. If the Company shall be wound up the liquidator may, with the sanction of an Ordinary Resolution of the Company divide amongst the Shareholders in specie or kind the whole or any part of the assets of the Company (whether they shall consist of property of the same kind or not) and may, for such purpose set such value as he deems fair upon any property to be divided as aforesaid and may determine how such division shall be carried out as between the Shareholders or different classes of Shareholders. The liquidator may, with the like sanction, vest the whole or any part of such assets in trustees upon such trusts for the benefit of the contributories as the liquidator, with the like sanction shall think fit, but so that no Shareholder shall be compelled to accept any shares or other securities whereon there is any liability.

              AMENDMENT OF MEMORANDUM AND ARTICLES OF ASSOCIATION

88. Subject to and insofar as permitted by the provisions of the Law, the Company may from time to time by Special Resolution alter or amend its Memorandum of Association or these Articles in whole or in part, provided however that an affirmative vote of the holders of a majority representing eighty per cent (80%) in value of the outstanding shares entitled to vote, voting together as a single class shall be required for any amendment to Articles 41(b) and 41(e) of these Articles to be effective.


                      REGISTRATION BY WAY OF CONTINUATION

89. (a) The Company may by Special Resolution resolve to be registered by way of continuation in a jurisdiction outside the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing;

     (b) In furtherance of a resolution adopted pursuant to sub-clause (a) of this Article, the Directors may cause an application to be made to the Registrar of Companies to deregister the Company in the Cayman Islands or such other jurisdiction in which it is for the time being incorporated, registered or existing and may cause all such further steps as they consider appropriate to be taken to effect the transfer by way of continuation of the Company.